UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2024, Tellurian Production LLC (“Tellurian Production Company”) and Tellurian Operating LLC (together with Tellurian Production Company, “Seller”), each an indirect wholly owned subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), entered into a binding purchase and sale agreement (the “Upstream PSA”) with Aethon United BR LP, a Delaware limited partnership (“AU BR”), and Aethon III BR LLC, a Delaware limited liability company (together with AU BR, “Buyer”), pursuant to which Seller agreed to sell its upstream and related midstream assets in the Louisiana region of the Haynesville Shale to Buyer for an aggregate purchase price of $260.0 million, subject to certain customary adjustments (the “Asset Sale”).

The Upstream PSA contains representations and warranties, covenants, and termination rights that are typical for a transaction of this size and nature and that provide the parties thereto with specified rights and obligations, including Seller’s right to seek specific performance in certain circumstances, and allocate risk among them. The sole recourse for any damages with respect to any breach or inaccuracy of the representations, warranties, and interim period covenants made by Seller, subject to certain limited exceptions, will be a representation and warranty insurance policy in favor of Buyer. The closing of the Asset Sale is subject to the satisfaction or waiver of customary closing conditions, including, among others, the accuracy of each party’s representations and warranties contained in the Upstream PSA and each party’s compliance with its covenants and agreements contained in the Upstream PSA in all material respects. The Company expects the Asset Sale to close in the second quarter of 2024 with an effective date of April 1, 2024.

The Upstream PSA contains representations and warranties that were made only for purposes of the Upstream PSA and as of specific dates and were solely for the benefit of the other parties thereto. The Upstream PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Company or Buyer and their respective subsidiaries or the assets to be acquired from the Company and its affiliates. The representations and warranties made by Seller and Buyer in the Upstream PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies, or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Additionally, the representations and warranties in the Upstream PSA contain customary limitations and qualifications, including with respect to knowledge, survival periods, dates as of which they are made, update rights, and reasonableness standards, that differ from the perspective of investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of the Upstream PSA is not complete and is qualified in its entirety by reference to the full text of the Upstream PSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2024, the holder of 100% of the Company’s outstanding 10.00% Senior Secured Notes due 2025 (the “Senior Notes”) and 6.00% Senior Secured Convertible Notes due 2025 (the “Convertible Notes,” and together with the Senior Notes, the “Notes”) consented to amendments to the indentures governing the Notes. Pursuant to the terms of the amendments, the effectiveness of a planned increase to the Company’s minimum liquidity covenant under the Notes has been deferred for 14 calendar days. The amendments are effective as of May 24, 2024.

Item 7.01	Regulation FD Disclosure.

On May 29, 2024, the Company issued a press release announcing the Upstream PSA and the HOA (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 28, 2024, the Company and Aethon Energy Operating LLC, a Delaware limited liability company (“Aethon”), entered into a Heads of Agreement (the “HOA”) pursuant to which the parties have agreed to collaborate in a reasonable manner to use commercially reasonable efforts to negotiate mutually agreeable terms and conditions of a definitive LNG sale and purchase agreement (the “LNG SPA”). The HOA includes a non-binding indicative term sheet that outlines the broad parameters of the potential LNG SPA, including the following: (i) Aethon would purchase liquefied natural gas from Driftwood LNG LLC on a free on board (FOB) basis at the Driftwood LNG terminal facility (the “Driftwood terminal”) for a price based on Henry Hub natural gas prices plus a premium that Tellurian believes will support the financing for the construction of the Driftwood terminal; (ii) the LNG SPA would have a term of 20 years; and (iii) Aethon’s annual contract quantity would be 104,340,000 million British thermal units (MMBtu). There can be no assurance that an LNG SPA will be entered into or that financing for the construction of the Driftwood terminal will be obtained.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1††‡	Purchase and Sale Agreement, dated as of May 28, 2024, by and among Tellurian Production LLC, Tellurian Operating LLC, Aethon United BR LP, and Aethon III BR LLC
99.1	Press Release, dated as of May 29, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

††	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The omitted information is not material, and the registrant treats such information as private and confidential. The registrant hereby agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: May 29, 2024	By:	/s/ Simon G. Oxley
	Name: Title:	Simon G. Oxley Executive Vice President and Chief Financial Officer

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